Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 John W. Sweet (414) 978-6467	Investors: The Ruth Group Stephanie Carrington/David Burke 646 536-7017/7009 scarrington@theruthgroup.com dburke@theruthgroup.com

Physicians Realty Trust Executes Contract to Purchase

San Antonio, Texas Surgical Hospital

Company Release - 02/20/2014 08:30

MILWAUKEE—(BUSINESS WIRE)— Physicians Realty Trust (NYSE:DOC) (“the Company”), a self-managed healthcare properties REIT, announced today that the Company, through its operating partnership, Physicians Realty L.P., entered into and closed an Agreement of Sale and Purchase with Foundation Bariatric Real Estate of San Antonio, LLLP (the “Seller”) to purchase a surgical hospital located in San Antonio, Texas. The hospital totals approximately 46,000 square feet, is 100% occupied as of February 19, 2014 and is being acquired for approximately $18.9 million. The purchase price is payable in cash less approximately $10.8 million in assumed debt. The surgical hospital is leased to Foundation Bariatric Hospital of San Antonio, L.L.C.

In addition, on February 10, 2014, the Company agreed to purchase a nearby medical office building for $6.8 million in cash from Foundation Bariatric Real Estate of Huebner, L.P., an affiliate of the Seller. The acquisition of the medical office building is subject to customary closing conditions.

“We are proud to partner again with Foundation Healthcare, Inc., (OTC:FDNH) by working with them to recapitalize the ownership of the real estate leased to Foundation Surgical Hospital of San Antonio. Foundation developed this facility in 2007, and today, through a wholly owned subsidiary, owns 51% of the hospital operating company with 19 surgeons owning the remaining 49%. The surgeons who own and practice at the hospital include specialists in neurosurgery, orthopedics, bariatrics, urology and general surgery”, said John T. Thomas, President and CEO of Physicians Realty Trust.

Stanton Nelson, Foundation Healthcare’s CEO, added, “We continue to grow and see additional opportunities to expand our company around the country. Physicians Realty Trust is a partner that we and our physician partners trust as owners of the surgical and medical office buildings in which we practice, allowing us to focus our time and capital on providing the highest quality health care services. Going forward, we will continue to look for opportunities to work with Physicians Realty.”

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company intends to elect to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Prospectus filed pursuant to Rule 424(b)(4) on December 6, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Physicians Realty Trust
John T. Thomas, President and CEO
214-549-6611
John W. Sweet, 414-978-6467
or
Investors:
The Ruth Group
Stephanie Carrington/David Burke
646 536-7017/7009
scarrington@theruthgroup.com
dburke@theruthgroup.com